UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 10, 2013

UniTek Global Services, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-34867 (Commission File Number)	75-2233445 (IRS Employer Identification No.)

1777 Sentry Parkway West, Blue Bell, PA (Address of Principal Executive Offices)	19422 (Zip Code)

Registrant’s telephone number, including area code:  (267) 464-1700

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                                           Other Events.

On May 16, 2013, UniTek Global Services, Inc. (the “Company”) issued a press release stating that its wholly-owned subsidiary, DirectSat USA, LLC (“DirectSat”), has received a letter from DIRECTV, LLC (“DIRECTV”) providing a 180-day notice of the termination of its home services provider (“HSP”) agreement with DirectSat, effective November 8, 2013.  Shortly following receipt of the notice, DirectSat entered into a Termination Notice Withdrawal Agreement (the “Withdrawal Agreement”) with DIRECTV providing that the notice of termination will be automatically withdrawn upon the satisfaction of certain conditions.  These conditions include:

•                  The current debt of the Company must be refinanced, by July 31, 2013, to provide liquidity (based on the Company’s and its subsidiaries’ unrestricted cash and cash equivalents, marketable securities and availability under credit facilities) of at least $10 million at the closing of the refinancing; the Company must provide projections, based on reasonable assumptions, indicating that it will maintain such liquidity through the end of 2014 and that the refinancing will provide DirectSat with adequate liquidity to perform its obligations under the HSP agreement and satisfy its other obligations as they become due;

•                  DirectSat must, by July 31, 2013, be current within applicable terms on payments to vendors and certain other parties and must provide projections, based upon reasonable assumptions, indicating that it will continue to be current within applicable terms; and

•                  During the period between the date of the Withdrawal Agreement and the time at which the conditions described above are satisfied (the “Abeyance Period”):  the Company must continue to use its best efforts to provide to DIRECTV restated 2011 and 2012 financial statements; DirectSat must maintain continuity regarding specified DirectSat employees; DirectSat’s operating perfomance under the HSP agreement must remain at substantially the same level as during the preceding three months; no new litigation (other than those having claims based on the same allegations as are in outstanding class action lawsuits) is filed against the Company; and DirectSat or the Company must provide specified reports, communications and documentation to DIRECTV.

In addition, the withdrawal agreement will be null and void in the event of a breach by DirectSat or the Company of any term or condition of the Withdrawal Agreement or of the HSP agreement (if termination is allowed by virtue of such breach of the HSP agreement), or if the there is a breach, default, acceleration or termination (other than an breach or default reported or occuring on or prior to the date of the Withdrawal Agreement) by the Company or DirectSat of either the Company’s and its co-borrower subsidiaries’ revolving credit agreement or term loan.  Further, DirectSat has provided a release to DIRECTV, subject to specified exceptions, with respect to matters arising prior to the date of the Withdrawal Agreement.

A copy of the May 16, 2013 press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01.                                        Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Exhibit Title
99.1	Press Release, dated May 16, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITEK GLOBAL SERVICES, INC.

Date: May 16, 2013	By:	/s/ Rocco Romanella
Rocco Romanella
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Title
99.1	Press Release, dated May 16, 2013